                                                                     EXHIBIT 2.2

           SHARE PURCHASE AGREEMENT made the 13th day of June, 1997.


AMONG:


              PHILIP ENVIRONMENTAL (DELAWARE), INC., a corporation incorporated under the laws of the State of Delaware

              ("PURCHASER")

                                     - and -

              REPUBLIC ENVIRONMENTAL SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware

              ("VENDOR")

                                     - and -

       REPUBLIC ENVIRONMENTAL RECYCLING (NEW JERSEY), INC., a corporation incorporated under the laws of the State of New Jersey, REPUBLIC ENVIRONMENTAL SYSTEMS (TECHNICAL SERVICES GROUP), INC., a corporation incorporated under the laws of the State of New Jersey, REPUBLIC ENVIRONMENTAL SYSTEMS (PENNSYLVANIA), INC., a corporation incorporated under the laws of the Commonwealth of Pennsylvania, REPUBLIC ENVIRONMENTAL SYSTEMS (TRANSPORTATION GROUP), INC., a corporation incorporated under the laws of the Commonwealth of Pennsylvania, and CHEM-FREIGHT, INC., a corporation incorporated under the laws of the State of Ohio

              (collectively, the "COMPANIES")


WHEREAS:

A. The Vendor is the registered and beneficial owner of all of the issued and outstanding shares in the capital of the Companies; and

B. The Vendor has agreed to sell to the Purchaser and the Purchaser, in reliance upon the representations and warranties of the Vendor contained herein, has agreed to purchase from the Vendor all of the issued and outstanding shares in the capital of the Companies, in accordance with the terms of this Agreement.

       NOW THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and other valuable consideration (the receipt and adequacy of this consideration by each of the Parties is hereby acknowledged), the Parties agree as follows:


                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

       (a) "ADVERSE EFFECT" means one or more of: (i) impairment of the quality of the Natural Environment for any use that can be made of it;
       (ii) injury or damage to property or to plant or animal life; (iii) harm or material discomfort to any person; (iv) an adverse effect on the health of any person; (v) impairment of the safety of any person; (vi) rendering any property or plant or animal life unfit for human use;
       (vii) loss of enjoyment of normal use of property; and (viii) interference with the normal conduct of business;

       (b) "ACCOUNTS RECEIVABLE" means all accounts receivable, notes receivable and other debts due or accruing due to the Companies net of any allowance for doubtful accounts, as of the Closing Date in connection with the Business;

       (c) "AGREEMENT" means this share purchase agreement and all schedules and instruments in amendment or confirmation of it; "HEREOF", "HERETO" and "HEREUNDER" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "ARTICLE", "SECTION", "SUBSECTION" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement;

       (d) "ANCILLARY AGREEMENTS" means all agreements, certificates and other instruments delivered or given pursuant to this Agreement including the First Note and the Second Note, as hereinafter defined; and "ANCILLARY AGREEMENT" means any one of such agreements, certificates or other instruments;

       (e) "ARTICLES" means the articles of incorporation of the Companies, as in force on the date hereof;

       (f) "ASSETS" means all of the property, rights and assets owned, leased or used by the Companies in the Business, including, without limitation: (i) the right, title, interest and benefit of the Companies in and to the Owned Properties, the Leased Properties, the Owned Equipment and the Inventories; (ii) the right, title, interest and benefit of the Companies in the Easements; (iii) the right, title, interest and benefit of the Companies in, to and under the equipment leases relating to the Leased Equipment and the Contracts, including all customer contracts and customer lists; (iv) the goodwill of the Business; (v) all shares or rights of any nature whatsoever in the capital of any other company, partnership or joint venture owned by the Companies, if any;
       (vi) the right, title, interest and benefit of the Companies in the Authorizations; and (vii) the right, title, interest and benefit of the Companies in and to all registered and unregistered trade marks, trade and brand names, service marks, copyrights, designs, inventions, patents and patent applications (including any patents issuing on such applications), licenses, sublicenses, technology and other industrial property of or pertaining to the Business or owned or used by the Companies in the Business;

       (g) "AUTHORIZATION" means any authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, or by-law, rule or regulation of any Governmental Entity other than a License;

       (h) "BENEFIT PLANS" means all employee benefit plans, policies and practices relating to the employees of the Companies, including profit sharing, deferred compensation, phantom stock option, stock option, employee stock purchase, bonus, retirement, health or insurance plans (oral or written) which are disclosed on Schedule 1.1(h);

       (i) "BOOKS AND RECORDS" means all technical, business and financial records, financial books and records of account, books, data, reports, files, lists, drawings, plans, logs, briefs, customer and supplier lists, deeds, certificates, contracts, surveys, title opinions or any other documentation and information in any form whatsoever (including written, printed, electronic or computer printout form) relating to the Business;

       (j) "BUILDINGS AND FIXTURES" means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on the Leased Property;

       (k) "BUSINESS" means the business presently and heretofore carried on by the Companies in the states of New Jersey, Pennsylvania and Ohio and elsewhere and consisting of a the provision of liquid and solid hazardous and non-hazardous waste treatment, storage, disposal and transport services;

       (l) "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or any day on which banks are required or authorized by Law to close in Philadelphia, Pennsylvania;

       (m) "CLAIM" means any claim of any nature whatsoever, including any demand, liability, obligation, debt, cause of action, suit, proceeding, judgment, award, assessment, and reassessment;

       (n) "CLOSING" means the completion of the transaction of purchase and sale contemplated in this Agreement;





                                       3
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       (o)    "CLOSING DATE" means the 7th day of July, 1997, or such earlier or later date as the parties may agree in writing but in any event, no later than the 31st day of July, 1997;

       (p) "CLOSING TIME" means 10:00 a.m. local time or such other time on the Closing Date as the completion of the transaction of purchase and sale contemplated herein may occur;

       (q)    "CONSENTS" has the meaning ascribed in Section 7.1(c);

       (r) "CONTAMINANT" means any solid, liquid, gas, odour, heat, sound, vibration, radiation, or combination of any of them resulting directly or indirectly from human activities that may cause an Adverse Effect;

       (s) "CONTRACTS" means all written contracts (but specifically excluding contracts cancelable upon thirty (30) days notice without penalty or payment or providing for the payment of money of less than Twenty Five Thousand Dollars ($25,000.00)) to which any of the Companies is a party including all contracts, leases of personal property, licenses, undertakings, engagements or commitments of any nature, to which any of the Companies is entitled in connection with the Business (the "Contracts"), including: (i) unfilled purchase orders received by the Companies; (ii) forward commitments by the Companies for supplies or materials entered into in the ordinary course of the Business; (iii) all restrictive agreements and negative covenant agreements which the Companies may have with its employees, past or present; and (iv) the Contracts listed in Schedule 1.1(s);

       (t) "CORPORATE RECORDS" means the corporate records of the Companies, including: (i) all articles, by-laws, any unanimous shareholders agreement and any amendments thereto; (ii) all minutes of meetings and resolutions of shareholders, directors and any committee thereof; (iii) the share certificate books, register of shareholders, register of transfers and register of directors; and (iv) all accounting records excepting, however, accounting records in the possession of the Vendor which also reflect the results of operations or financial condition of entities other than the Companies;

       (u) "EASEMENTS" means any rights or interests that the Companies has in the lands or properties which the Companies uses to carry on the Business;

       (v) "ENCUMBRANCES" means negative covenants, liens, charges, mortgages, pledges, security interests, claims, defects of title, restrictions and any other rights of third parties relating to any property, including rights of set-off and voting trusts, and other encumbrances of any kind;

       (w) "ENVIRONMENTAL ACTIVITY" means any past, present or future activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use,





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
       holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into or movement through the Natural Environment;

       (x) "ENVIRONMENTAL LAWS" means at any time any and all of the then applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, codes, rules, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the Natural Environment or any Environmental Activity;

       (y) "FINANCIAL STATEMENTS" means the unaudited combined statement of assets, liabilities and stockholders' equity for the fiscal period ended December 31, 1996 and the accompanying statement of revenue, expenses and retained earnings and statement of cashflows for the period then ended as reported on by the Companies and prepared in accordance with GAAP;

       (z) "FISCAL YEAR" means the twelve calendar month fiscal period of the Companies commencing on the 1st day of January of each year and ending on the 31st day of December of the same year as such Fiscal Year may from time to time be changed in accordance with applicable law;

       (aa) "GAAP" means at any time, generally accepted accounting principles in the United States at such time;

       (ab) "GOVERNMENTAL ENTITY" means: (i) any multinational, federal, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

       (ac) "HAZARDOUS SUBSTANCE" means: (i) any flammable explosives; (ii) radioactive materials; (iii) substances included within the definitions of "hazardous substances", "hazardous materials", or "toxic substances" in the Environmental Laws or any regulations or rules promulgated pursuant to the Environmental Laws, all as enacted, promulgated and published and as enforced by authorities of competent jurisdiction as at the Closing; (iv) asbestos; (v) polychlorinated biphenyls, (vi) radon and (vii) gasoline, waste oil and other petroleum products;





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
       (ad)   INTENTIONALLY BLANK

       (ae) "INTERIM PERIOD" means the period between the close of business on the date hereof and the Closing Time on the Closing Date;

       (af) "INTELLECTUAL PROPERTIES" means all right, title, interest and benefit of the Companies in and to any registered and unregistered word marks, trade and brand names, service marks, copyrights, copyright applications, designs, inventions, patents, patent applications, patent rights (including any patents issuing on such applications or rights), licenses, sub-licenses, franchises, formulas, processes, know-how, technology, computer rights and other intellectual or industrial property of the Companies or pertaining to the Business, including the property listed in Schedule 1.1(af);

       (ag) "INVENTORIES" means all inventories of, parts, accessories and miscellaneous items of the Companies whether or not related to the Owned Equipment or the Leased Equipment and used by the Companies in the Business;

       (ah) "LAWS" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used; and "LAW" means any one of them;

       (ai) "LEASED PROPERTIES" means the real property forming the subject matter of the Leases;

       (aj) "LEASED EQUIPMENT" means all personal property leased by the Companies as listed in Schedule 1.1(aj);

       (ak) "LEASES" means the leases and subleases of real property to which the Companies are a party, as listed and described in Schedule 1.1(ak);

       (al) "LICENSE" means any permit, license, certificate, approval or authorization required under applicable Environmental Laws;

       (am) "LOSS" means any loss whatsoever, including expenses, costs, damages, penalties, fines, charges, claims, demands, liabilities, interest and any and all legal fees and disbursements;

       (an) "NATURAL ENVIRONMENT" means the air, land, subsoil, surface water and ground water, or any combination or part thereof in any jurisdiction in which the Companies carries on business;

       (ao)   INTENTIONALLY BLANK





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
       (ap) "NON-COMPETITION AGREEMENT" means the non-competition agreement substantially in the same form as Schedule 1.1(ap) between the Vendor and the Purchaser;

       (aq) "OWNED EQUIPMENT" means all equipment owned by the Companies and used in connection with the Business;

       (ar) "OWNED PROPERTIES" means all real property the registered and beneficial ownership of which is held by the Companies, a complete list and a summary description of which is provided in Schedule 1.1(ar);

       (as) "PARTIES" means the Vendor, the Purchaser and the Companies and any other person who may become a party to this Agreement; and "PARTY" means any one of them;

       (at)   "PERMITTED ENCUMBRANCES" means the Encumbrances disclosed in
       Schedule 1.1(at);

       (au) "PERSON" means an individual, partnership, corporation, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning;

       (av)   "PURCHASE PRICE" has the meaning ascribed in Section 2.2;

       (aw)   "PURCHASED SHARES" has the meaning ascribed in Section 2.1;

       (ax) "RELEASE" means, without limitation, to deposit, leak, emit, add, spray, inject, inoculate, abandon, spill, seep, pour, empty, throw, dump, place and exhaust, and when used as a noun has a similar meaning; and

       (ay)   "SPECIAL INDEMNIFIED MATTERS" means the matters set forth in
       Schedule 1.1(ay) which are the subject of the special environmental indemnification pursuant to Section 9.4; and

       (az)   "UNCOLLECTIBLE RECEIVABLES" has the meaning ascribed in Section
       3.20.

1.2 GENDER AND NUMBER. Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

1.3 HEADINGS, ETC. The provision of a table of contents, the division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

1.4 CURRENCY. All references in this Agreement or in any Ancillary Agreement to dollars or cents, including the Purchase Price, are expressed in United States currency, unless otherwise specifically stated.

1.5 SEVERABILITY. Any Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement or any Ancillary Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement or any Ancillary Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof or thereof.

1.6 ENTIRE AGREEMENT. This Agreement together with the Ancillary Agreements and the confidentiality agreement dated November 11, 1996 constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties including without limitation the Letter Agreement dated February 14, 1997, and all subsequent extension letters, if any, relating thereto among the Purchaser, the Vendor and the Companies. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth herein and in the Ancillary Agreements.

1.7 AMENDMENTS. This Agreement and any Ancillary Agreement may only be amended, modified or supplemented by a written agreement signed by all of the Parties to such agreement.

1.8 WAIVER. No waiver of any of the provisions of this Agreement or any Ancillary Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the Party to be bound thereby.

1.9 GOVERNING LAW. This Agreement and any Ancillary Agreements shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania and the laws of the United States applicable therein which apply to contracts made and to be performed entirely in Pennsylvania.

1.10 INCLUSION. Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation".

1.11 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

1.12 INCORPORATION OF SCHEDULES. All of the schedules attached hereto are hereby incorporated in and shall be deemed a part of this Agreement.

                                   ARTICLE 2
                      PURCHASED SHARES AND PURCHASE PRICE

2.1 PURCHASE AND SALE. Subject to the terms and conditions hereof, the Vendor agrees to sell, assign, transfer and deliver to the Purchaser free and clear of all mortgages, liens, charges, security interest, adverse claims, pledges, encumbrances, restrictions and claims of every kind and the Purchaser agrees to purchase from the Vendor at the Closing Time on the Closing Date, 100% of the issued and outstanding shares in the capital of the Companies (the "PURCHASED SHARES").

2.2 PURCHASE PRICE. Subject to the adjustments referred to in Section 2.3, the aggregate purchase price (the "PURCHASE PRICE") payable by the Purchaser to the Vendor for the Purchased Shares shall be Seventeen Million Dollars ($17,000,000), to be satisfied by (i) payment on Closing to the Vendor of a cash amount of Eight Million Dollars ($8,000,000), (ii) delivery to the Vendor on Closing of a note in the principal amount of Eight Million Dollars ($8,000,000) (hereinafter the "First Note") in substantially the form set out in Schedule 2.2(ii); and (iii) delivery to the Vendor on Closing of a note in the principal amount of One Million Dollars ($1,000,000) (hereinafter the "Second Note") in substantially the form set out in Schedule 2.2(iii).

2.3 EXCLUDED LIABILITIES. Subject to the terms and conditions hereof, the Purchaser shall not assume or in any way be liable or responsible for any of the following liabilities of the Companies, which liabilities shall remain the sole and exclusive responsibility of the Vendor:

       (a) severance costs or expenses associated with the termination of any of the corporate personnel of the Companies presently located at the corporate offices in Blue Bell, Pennsylvania, as more particularly set out in Schedule 2.3(a) who are not engaged by the Purchaser as at Closing; and

       (b)    the Special Indemnified Matters.


                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF THE VENDOR. The Vendor represents and warrants as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

CORPORATE MATTERS RELATING TO THE VENDOR AND THE COMPANIES

3.2 DUE INCORPORATION AND EXISTENCE OF THE COMPANIES. Each of the Companies is a corporation incorporated and existing under the laws of the jurisdiction of its incorporation, in good standing and qualified to do business in such jurisdiction.

3.3 CORPORATE POWER. Each of the Companies has the corporate power to own its property and to carry on the Business as now being conducted by it. The Companies are duly qualified, licensed or registered to carry on business in all jurisdictions in which the nature of the Assets or the Business makes such qualification necessary and where failure to be so qualified would have an adverse effect on the affairs, assets, liabilities, business or prospects, operations or conditions of the Companies or the Business, financial or otherwise, or where the Companies own or lease any material properties or assets or conducts any material business.

3.4 AUTHORIZED CAPITAL. The authorized capital of the Companies is as follows:

                                                  Authorized            Issued
                                                  ----------            ------
Republic Environmental Recycling, Inc.     200 common shares,             100
                                           no par value

Republic Environmental Systems (Technical  1,000 common shares,           100
Services Group), Inc.                      no par value

Republic Environmental Systems             10,000 common shares,         1,000
(Pennsylvania), Inc.                       $1.00 par value

Republic Environmental Systems             10,000 common shares,         1,000
(Transportation Group), Inc.               no par value

Chem-Freight, Inc.                         750 common shares,             750
                                           no par value


All of the issued shares in the capital of the Companies are outstanding as fully paid and non-assessable shares.

3.5 OPTIONS, ETC. No Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, preemptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement (i) for the purchase from the Vendor of any shares of the Companies; or (ii) for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Companies or of any securities of the Companies or any right capable of becoming any of the foregoing.

3.6 TITLE TO PURCHASED SHARES. The Vendor is the registered and beneficial owner of all of the Purchased Shares with good title thereto, free and clear of all Encumbrances. The Vendor has the right, power and authority to enter into this Agreement and to sell such Purchased Shares owned by it. The delivery of the Purchased Shares to the Purchaser pursuant to the provisions hereof will transfer to the Purchaser valid title thereto, free and clear of all Encumbrances.

3.7 CHANGE OF CONTROL. The change of control in the shareholdings of the Companies in favor of the Purchaser will not in any respect invalidate or vitiate any permit, license or other Authorization currently held by the Companies.

3.8 DIVIDENDS AND DISTRIBUTIONS. Since December 31, 1996, the Companies have not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so.

3.9 CORPORATE RECORDS. The Corporate Records of the Companies are complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in material compliance with all applicable Laws and with the articles and by-laws of the Companies, and without limiting the generality of the foregoing, (i) the minute books contain complete and accurate minutes of all meetings of the directors and shareholders of the Companies held since the incorporation of such Company, and all such meetings were duly called and held; (ii) the minute books contain all written resolutions passed by the directors and shareholders of the Companies and all such resolutions were duly passed; (iii) the share certificate books, register of shareholders and register of transfers of the Companies are complete and accurate, and all such transfers have been duly completed and approved and any required tax payable in connection with the transfer of any securities of the Companies has been duly paid; and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers of the Companies were duly elected or appointed as the case may be.

3.10   VALIDITY OF AGREEMENT.

       (a) The Vendor has all the necessary capacity and power to enter into and perform its obligations under this Agreement and any Ancillary Agreements to which it is a party.

       (b) Each of the Companies has all necessary corporate power to enter into and perform its obligations under this Agreement and any Ancillary Agreements to which it is a party. The execution, and delivery and performance by each of the Companies of this Agreement and any Ancillary Agreements to which it is a party and the consummation of the transactions contemplated thereby:

              (i) have been duly authorized by all necessary corporate action on the part of each of the Companies; and

              (ii) would not, as a result of the execution and delivery and performance by each of the Companies of this Agreement, with the giving of notice, the lapse of time or the happening of any other event or condition result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under (1) any contracts or instruments to which any of the Companies is a party or by which any of the Companies is bound; (2) any of the Companies' Articles or by-laws; or (3) any Laws applicable to them.

       (c) This Agreement and any Ancillary Agreements to which it is a party constitute legal, valid and binding obligations of the Vendor and the Companies, enforceable against them or it in accordance with their respective terms.

3.11 RESTRICTIVE DOCUMENTS. The Companies are not subject to, or a party to, any charter or by-law restriction, any Law, any Claim, any contract or instrument, any Encumbrance or any other restriction of any kind or character which would prevent the consummation of this Agreement or compliance by the Companies with the terms, conditions and provisions hereof or the continued operation of the Business by the Companies after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of the Purchaser to acquire any of the Purchased Shares or would impair the Companies' ability to conduct the Business in any area.

GENERAL MATTERS RELATING TO THE BUSINESS

3.12 CONDUCT OF BUSINESS IN ORDINARY COURSE. Except as disclosed in Schedule 3.12, since December 31, 1996, the Business has been carried on in the ordinary course and none of the Companies has:

       (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), which individually exceeded Two Hundred and Fifty Thousand Dollars ($250,000);

       (b) sold, transferred or otherwise disposed of any of the Assets except for the sale of Inventories in the ordinary course of the Business which individually or in the aggregate exceeds One Hundred Thousand Dollars ($100,000);

       (c) made any capital expenditure or commitment therefor which individually or in the aggregate exceeds Two Hundred and Fifty Thousand Dollars ($250,000);

       (d) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of the Business, or made any loan to any Person;

       (e) written off as uncollectible any notes or Accounts Receivable, except write-offs in the ordinary course of the Business, none of which individually or in the aggregate is material to any of the Companies;

       (f)   cancelled or waived any material claims or rights;

       (g)   made any change in any method of accounting or auditing practice;

       (h) amended the articles or by-laws of any of the Companies, except as agreed with the Purchaser; or

       (i)   agreed, whether or not in writing, to do any of the foregoing.

3.13 NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has been no change in the affairs, assets, liabilities, business, operations or conditions of the Companies or the Business, financial or otherwise, whether arising as a result of any revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God or otherwise, which has materially adversely affected the Companies or the Business.

3.14 COMPLIANCE WITH LAWS. To the best of the Vendor's knowledge, the Companies are conducting their Business in substantial compliance with all applicable Laws other than Environmental Laws.

3.15   ENVIRONMENTAL MATTERS.

       (a) COMPLIANCE. The Companies are conducting their Business in material compliance with all applicable Environmental Laws. Except as disclosed in Schedule 3.15, the Companies have not engaged in the generation, manufacture, refinement, treatment, transportation, storage, handling, incineration, disposal, transferring, production or processing of Hazardous Substances, except in material compliance with all Environmental Laws and there are no outstanding complaints, orders, citations, notices or orders of violation or non-compliance issued to the Companies under any applicable Environmental Laws, nor does the Vendor, to the best of its knowledge, know or have reasonable grounds to know of any facts which could give rise to a notice of non-compliance with any applicable Environmental Laws. To the best of the Vendor's knowledge, a full and complete listing of any and all violations or alleged violations of any applicable Environmental Laws which have occurred within a period of two (2) years prior to Closing is set out in
       Schedule 3.15.

       (b) LICENSES. The Companies possess all Licenses required for the operation of the Business as presently conducted by it. All such Licenses are valid and in full force and effect without conditions other than such conditions which are generally applicable to such Licenses.
       To the best of the Vendor's knowledge, a full and complete listing of any and all violations thereof which have occurred or been noted within a period of two (2) years prior to Closing is set out in Schedule 3.15. To the best knowledge of the Vendor, no proceeding is pending or threatened to revoke or limit any of such Licenses. The Licenses were not obtained by a misrepresentation or false statement and all relevant material facts were disclosed in obtaining the Licenses.

       (c) OFF-SITE REMEDIAL ACTION. Except as set forth in Schedule 3.15, there are no locations to which the Companies have ever transported, or ever caused to be transported, or allowed or authorized any third party to transport on behalf of the Companies, any Hazardous Substances generated by the Companies for storage, treatment, processing, recycling, burning or disposal which have been designated for remedial action pursuant to any Environmental Laws.

       (d) ON-SITE RELEASE OF HAZARDOUS SUBSTANCES OR CONTAMINANTS. Except as set forth in Schedule 3.15, the Companies have not caused or permitted and does not have any knowledge of, the Release of any Hazardous Substance on any property owned, leased or used by them or of any Release (with respect to which the Companies would be held liable) from a facility owned or operated by third parties.

       (e) HAZARDOUS SUBSTANCE SPILLS. Except as provided in Schedule 3.15, to the best of the Vendor's knowledge there are no underground storage tanks containing Hazardous Substances situated on the Owned Properties or the Leased Properties of the Companies, no Hazardous Substance from any underground storage tank has been spilled, leaked, discharged or deposited on or in the Owned Properties or the Leased Properties of the Companies in an amount which would constitute a reportable spill, leak, discharge or deposit under any applicable Environmental Laws, and there have been no violations or alleged violations of any Environmental Laws related to underground storage tanks owned or operated by the Companies.

       (f) DOCUMENTS AND RECORDS. The Companies have maintained all material environmental records and reports substantially in the manner and for the time period required by applicable Environmental Laws.

       3.16 AUTHORIZATIONS. The Companies possesses all Authorizations, other than Licenses, which are necessary for them to conduct the Business as presently conducted and are in compliance with all Laws applicable thereto.
The Companies are not in default, nor have they received any notice of any claim of default, with respect to any such Authorizations. All such Authorizations are renewable by their terms or in the ordinary course of business without the need for the Companies to comply with any special qualification or procedures or to pay any amounts other than routine filing fees. No such Authorizations will be adversely affected by the consummation of the transactions contemplated hereby.

MATTERS RELATING TO THE ASSETS

3.17 TITLE TO THE ASSETS. The Companies have good title, free and clear of any and all Encumbrances, to all of the Owned Equipment and, subject to zoning, occupancy and similar laws and regulations pertaining to use of the Owned Properties, easements and restrictions of record, and the Permitted Encumbrances, has good title to the Owned Properties. The Assets include all rights and property reasonably necessary to the conduct of the Business by the Companies.

3.18 EQUIPMENT. The list of equipment attached hereto as Schedule 3.18 contains an accurate and complete list and description in all material respects of the vehicles, equipment and machinery owned or leased by the Companies in the Business. The Owned Equipment and the Leased Equipment is in substantially the same state of repair as when viewed and examined during the Purchaser's due diligence, subject to reasonable wear and tear thereafter.

3.19 NO OPTIONS, ETC. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase from the Companies of any of the Assets, other than in the ordinary course of the Business.

3.20 ACCOUNTS RECEIVABLE. Except for uncollectible receivables which in the aggregate shall not exceed Twenty Thousand Dollars ($20,000.00) (the "Uncollectible Receivables"), all accounts receivable and interest and other receivables of the Companies shown on its Financial Statements are good and collectible, none of the foregoing receivables are subject to counterclaim or set-off or are disputed by the account debtor. The accounts receivable, interest and other receivables at Closing and as shown on the Companies' Financial Statements, except for the Uncollectible Receivables, shall be collected in full within one hundred and twenty (120) days of the Closing Date. The amount of the Uncollectible Receivables shall be increased by the amount of any receivables recovered after the Closing Date (net of collection expenses incurred in relation thereto) which were previously written-off by the Companies and are not reflected in the Financial Statements.

3.21   PROPERTY.

       (a) The Company is the registered and beneficial owner of the Owned Properties and the Company is not under any agreement or option to own any other real property or any interest therein or under any agreement to lease any real property other than pursuant to the Leases.

       (b) To the best knowledge of the Vendor, all of the Building and Fixtures on the Owned Properties and the Leased Properties (i) were constructed in substantial accordance with all applicable Laws and with all Authorizations validly issued pursuant thereto: (ii) are in substantially the same state of maintenance and repair as when viewed and examined during the Purchaser's due diligence, subject to reasonable wear and tear thereafter; and (iii) are adequate and suitable for the purposes for which they are presently used; and with respect to each (and to the Leased Properties), the Companies have adequate rights of ingress and egress for the operation of the Business in the ordinary course. None of the Owned Properties or the Buildings and Fixtures thereon, nor the use, operation or maintenance thereof for the purpose of carrying on the Business, violates any restrictive covenant or any provision of any Law or encroaches on any property owned by any other Person, which violation has or would have a material adverse effect on the normal operation of the Business. No condemnation or expropriation proceeding is pending or, to the best knowledge of the Vendor, threatened which would preclude or materially impair the use of any such property or any part thereof for the purposes for which it is currently used. Except as may occur in the ordinary course of business, there are no outstanding work orders with respect to any of the Assets from or required by any municipality, police department, fire department, sanitation, health or safety authorities or from any other Person.

3.22 EASEMENTS. All of the Easements obtained by the Companies were obtained in accordance with all applicable Laws in all material respects and are in full force and effect as of the date hereof. The Companies are, and were at all times, in compliance with all material terms, conditions and covenants provided for in the Easements. Except for the Easements, the Companies do not require, in order to carry on the Business, any other authorization or permission from any land owner or lessee of any land involved in the carrying on of the Business by the Companies.

3.23 LEASES. The Companies are not a party to, or under any agreement or option to become a party to, any lease with respect to real property used or to be used in the Business other than the Leases. Each Lease is in good standing, creates a good and valid leasehold estate in the Leased Properties thereby demised and, in all material respects, is in full force and effect without amendment thereto. With respect to each Lease (i) all rents and additional rents due to the date hereof have been paid; (ii) neither the lessee nor, to the best knowledge, the lessor, is in material default thereunder; (iii) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; (iv) there exists no material event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under such Lease; (v) the Companies have not violated any of the terms or conditions under any such Lease in any material respect; and (vi) to the best knowledge of the Vendor, all of the covenants to be performed by any other party under any such Lease have been fully performed. Each of the Leased Properties is in a state of good maintenance and repair, normal wear and tear excepted, and is adequate and suitable for the purposes for which it is presently used. True, correct and complete copies of the Leases have been provided or made available to the Purchaser. Schedule 1.1(ak) contains a true, correct and complete list of all of the Leases.

3.24 LIABILITIES. Except for those liabilities set forth on the Financial Statements, the Companies are not subject to any liabilities, absolute or contingent, and whether or not required in accordance with GAAP to be disclosed on a balance sheet.

3.25 MATERIAL CONTRACTS. Except as disclosed on the Financial Statements or in Schedule 3.25, and except for contracts of employment and contracts entered into in the ordinary course of business which require expenditures of not greater than Fifty Thousand Dollars ($50,000.00) individually or One Hundred Thousand Dollars ($100,000.00) in the aggregate, or which are cancelable upon thirty (30) days prior notice without penalty or payment, the Companies are not a party to or bound by:

       (a) any bonus, deferred compensation, pension, profit sharing, stock option, phantom stock plan, employee stock purchase, health, insurance, retirement or other employee benefit plan, any collective bargaining agreements or any agreement (oral or written) providing for compensation to be paid to any employee consequent upon the sale of any substantial portion of outstanding shares in the capital of the Companies;

       (b)    any agreement or commitment relating to the borrowing of money;

       (c)    any agreement or commitment relating to capital expenditures;

       (d) any loan or advance to, or investment in, any other Person or any agreement or commitment relating to the making of any such loan, advance or investment;

       (e) any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever or any agreement to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness;

       (f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

       (g) any management, consulting or any other similar agreement or commitment;

       (h) any agreement or commitment limiting the freedom of the Companies or the owner of the Assets or the Business to engage in any line of business or to compete with any other Person;

       (i) any licensing or other agreement or commitment relating to intellectual property used by the Companies in the conduct of the Business;

       (j) any agreement or arrangement with any Person with whom the Companies (or its present or former directors, officers and employees) or the Vendor does not deal at arm's length;

       (k) any agreement or commitment not entered into in the ordinary course of the Business;

       (l) any oral or verbal agreement or commitment which has not been memorialized in or otherwise reduced to written form, irrespective of the amount of expenditures required thereunder; and

       (m) any agreement, arrangement, commitment or understanding with any Person whether written or oral, that is not in the Books and Records of the Companies,

except the Companies' debt and except for the Contracts, the insurance policies and the Benefit Plans described in Schedules 3.31, 1.1(s), 3.35 and 1.1(h).

3.26 NO BREACH OF CONTRACTS. Except as set forth in Schedule 3.26, each of the Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or an event of default thereunder, except for the necessity of obtaining the Consents. The Companies have not violated or breached, in any material respect, any of the terms or conditions of any

Contract, and to the best of the knowledge of the Vendor, all the covenants to be performed by any other party thereto have been performed in all material respects. True, correct and complete copies of all written Contracts have been delivered or made available to the Purchaser.

3.27 SUBSIDIARIES. None of the Companies has any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.28 CONDITION OF EQUIPMENT AND VEHICLES. All tangible personal property forming part of the Assets which are used regularly in the Business, including furniture, machinery and equipment and motor vehicles, whether owned or leased, are in substantially the same state of repair and maintenance as when viewed and examined during the Purchaser's due diligence, subject to reasonable wear and tear thereafter.

3.29 INVENTORIES. All Inventories of the Companies reflected in the Financial Statements or acquired after the date thereof and not subsequently disposed of in the ordinary course of the Business are in good condition and not obsolete.

FINANCIAL MATTERS

3.30 BOOKS AND RECORDS. All Books and Records of the Companies have been fully, properly and accurately kept and completed, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Companies' records, systems, controls, data or information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Companies or the Vendor.

3.31 FINANCIAL STATEMENTS. The financial position as at, and the results of the operations for the year ended December 31, 1996 of the Companies are fairly set forth in the Companies' Financial Statements attached hereto as Schedule
3.31. As of the date of such statements, the Companies had no liabilities, contingent or otherwise, which were not disclosed by the said statements and which were required to be disclosed by GAAP or otherwise. The said statements are correct and complete in all respects. The Companies' Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with past practices.

3.32 DEBT. The total long and short term debt and notes payable and capital lease obligations of the Companies as of the Closing Date shall be no greater than Three Hundred and Sixty-Five Thousand Dollars ($365,000).

3.33 CAPITAL EXPENDITURES. No capital expenditures exceeding, in the aggregate Two Hundred and Fifty Thousand Dollars ($250,000) have been made or authorized by the Companies since December 31, 1996, except with the express written consent of the Purchaser.

PARTICULAR MATTERS RELATING TO THE BUSINESS

3.34   EMPLOYEES.

       (a) To the best knowledge of Vendor, the Companies are in substantial compliance in all respects with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours and have not and are not engaged in any unfair labor practice.

       (b) Except as disclosed in Schedule 3.34, no unfair labour practice, complaint or grievance against the Companies is pending or, to the best of the knowledge of the Vendor, threatened before any labour relations board or similar Governmental Entity with respect to the Business.

       (c) There is no labour strike, dispute, slowdown or stoppage actually pending or involving or, to the best of the knowledge of the Vendor, threatened against the Companies with respect to the Business.

       (d) Except as disclosed in Schedule 3.34, no union represents the Companies' employees in connection with the Business.

       (e) No grievance which would have an adverse effect upon any of the Companies or the conduct of the Business has been filed, or to the knowledge of Vendor threatened; no arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no Claim therefor has been asserted.

       (f) Except as disclosed in Schedule 3.34, no collective bargaining agreement is currently being negotiated by the Companies with respect to any employees of the Companies and there are no collective bargaining agreements in force with respect to its employees.

       (g) The Vendor has made available to Purchaser a complete list of all employees of the Companies, their salaries and wage rates, bonus arrangements, benefits, positions and length of service.

       (h) Except as disclosed in Schedule 3.34, no employee of any of the Companies has any agreement as to length of notice required to terminate his or her employment, other than such as results by law from the employment of an employee without agreement as to such notice or as to length of employment.

       (i) To the extent requested, true, correct and complete copies of each of the Benefit Plans have been delivered to the Purchaser and any oral plan is accurately described in Schedule 1.1(h). The Companies have made all required contributions and premiums under each Benefit Plan for all periods through and including the fiscal year ended December 31, 1996, and for the period thereafter adequate accruals therefore have been provided. There is no requirement to provide post-retirement pension or profit sharing benefits or medical or health benefits to employees of the Companies other than those disclosed under Schedule 1.1(h). The respective fund or funds established under the Benefit Plans are funded in accordance with applicable Laws, and no past service funding liabilities exist thereunder. All multi-employer pension plans to which the Companies have made contributions on behalf of any of its employees have no unfunded vested liabilities.

       (j) Except as disclosed in Schedule 3.34, no pension plans relating to the employees of the Companies presently exist, nor have any such plans existed in the past.

       (k) No payments have been made or authorized by the Companies since the Financial Statements dated December 31, 1996 to their officers, directors, former directors, shareholders or employees or to any Person not dealing at arm's length with any of the foregoing, except in the ordinary course of the Business and at the regular rates payable to them of salary, pension, bonuses, rents or other remuneration of any nature.

3.35 INSURANCE. The Companies' current policies of insurance coverage are in full force and effect and are accurately described (together with any pending Claims thereunder) in Schedule 3.35, which policies shall remain in effect to the day following the Closing Date. The Companies are not in default with respect to any of the provisions contained in any such insurance policy and have not failed to give any notice or present any Claim under any such insurance policy in due and timely fashion, the failure of which would have a adverse effect on the Companies. The Companies are not in any technical or non-material breach or default with respect to any of the provisions contained in any such insurance policy which could result in the cancellation of any policy of insurance. True, correct and complete copies of all current insurance policies and prior insurance policies of the Companies for the last two (2) years have been delivered or made available to the Purchaser.

3.36 LITIGATION. Except as set forth in Schedule 3.36, there is no action, suit or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before (or to the best knowledge of each of the officers of the Companies and the Vendor) any investigation by any Governmental Entity pending, or, to the best of the knowledge of the Vendor, threatened against or affecting the Companies or any of their properties or rights or any of the Assets, and neither the Companies nor the Vendor knows of any valid basis for any such action, suit, proceeding, arbitration or investigation. The Companies are not subject to any judgment, order or decree entered in any lawsuit or proceeding. Schedule 3.36 herewith provides a summary of the nature and the outcome of any and all material actions, suit, proceeding, arbitration, investigation, claim or complaint formulated against or received by the Companies within the last two (2) years from the date hereof.

3.37 TAXES. The Companies have filed or caused to be filed, within the times and within the manner prescribed by Law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by or with respect to the Companies. The information contained in such returns and reports is correct and complete in all material respects and such returns and reports reflect accurately in all material respects all liability for taxes of the Companies for the periods covered thereby. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) that are payable by or due from the Companies have been fully paid or fully disclosed in the Books and Records and the Financial Statements. The federal income tax liability of the Companies has been assessed for all fiscal years to and including its fiscal year ended on the date of the Financial Statements. Except as disclosed in
Schedule 3.37, no examination of any tax return of the Companies is currently in progress, there are no outstanding agreements or waivers extending the statutory period providing for an extension of time with respect to the assessment or re-assessment of tax or the filing of any tax return by, or any payment of any tax by the Companies, and there are no Claims now threatened or pending against the Companies in respect of taxes or any matters under discussion with any Governmental Entity relating to taxes.

3.38 BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule 3.38 is a correct and complete list showing (i) the name of each bank in which the Companies have an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the names of any persons holding powers of attorney from the Companies and a summary statement of the terms thereof.

3.39 FULL DISCLOSURE. None of this Agreement or any certificate or statement in writing which has been supplied by or on behalf of the Vendor or the Companies or by any of the directors, officers or employees of in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or intentionally omits any statement of a material fact necessary in order to make the statements contained herein or therein not materially misleading.


                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants as follows to the Vendor and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale by the Vendor of the Purchased Shares:

4.2 DUE INCORPORATION AND EXISTENCE OF THE PURCHASER. The Purchaser is a corporation incorporated and existing under the laws of the State of Delaware.

4.3    VALIDITY OF AGREEMENT.

       (a) The Purchaser has all necessary corporate power to enter into and to perform its obligations under this Agreement.

       (b) The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Purchaser.

       (c) This Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with the terms hereof.

4.4 AUTHORITY. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein violates, conflicts with or results in, or will violate, conflict with or result in a breach by the Purchaser of, the terms, conditions or provisions, as applicable, of the Purchaser's articles or by-laws or of any deed of trust, debt instrument or loan agreement, or any other agreement affecting its assets or operations generally or its undertaking, to which it is a party or by which it is bound.

4.5 CORPORATE ACTION. All necessary action on the part of the Purchaser has been taken to authorize and approve the execution and delivery of this Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered by, and constitutes valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms provided that enforcement may be limited by bankruptcy, insolvency, liquidations, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors' rights and that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

                                   ARTICLE 5
                             COVENANT OF THE VENDOR

5.1 NON-COMPETITION COVENANT. As more particularly described in the Non-Competition Agreement and subject to the terms and conditions of the environmental alliance agreement referred to in Section 7.1(g), the Vendor hereby agrees, for a period of five (5) years following the date hereof, not, on their own behalf or on behalf of or in connection with any Person, directly or indirectly, in any capacity whatsoever including as an employer, employee, mandatary, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchiser, franchisee, distributor, consultant, supplier, trustee or by and through any corporation, company, cooperative, partnership, trust, entity with juridical personality, unincorporated association or otherwise carry on, be engaged in, have any financial or other interest in or be otherwise commercially involved in any endeavor, activity or business anywhere in the United States of America which is in competition with the Business. The foregoing shall not be deemed to limit or prohibit Vendor's ownership of not more than five percent (5%) of the capital stock of a company which is publicly traded which may also be in competition with the Business.


                                   ARTICLE 6
                      PRE-CLOSING COVENANTS OF THE PARTIES

6.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. During the Interim Period, the Vendor will cause the Companies to and the Companies will conduct the Business in the ordinary course thereof, subject to the provisions below. Without limiting the generality of the foregoing the Vendor will cause the Companies to and the Companies shall use reasonable efforts to:

       (a) maintain adequate levels of Inventories to carry on the Business in the ordinary course;

       (b) maintain and service the physical Assets used in the conduct of the Business in the same manner as has been its consistent past practice and ensure that all of the insurance policies of the Companies shall continue in full force and effect and be in good standing up to the Closing;

       (c) keep available the services of the present employees and agents of the Business and maintain the relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Companies;

       (d) consistent with past practice, preserve the possession and control of its properties and Assets and preserve the confidentiality of any confidential or proprietary information of the Business; and

       (e) conduct the Business in such a manner that on Closing Date the representations and warranties of the Companies or the Vendor contained in this Agreement are true, correct and complete as if such representations and warranties were made on and as of such date.

6.2    ACCESS FOR INVESTIGATION OF ASSETS, ETC.

       (a) The Companies and the Vendor (i) shall permit the Purchaser and its employees, agents, counsel, accountants or other representatives, between the date hereof and the Closing Time, without undue interference to the ordinary conduct of the Business, to have reasonable access during normal business hours and upon reasonable notice (1) to the premises of the Companies, (2) to the Companies, all the Assets and to the Business, including without limitation, accounting records, corporate records and tax records and returns whether retained by the Vendor, the Companies or otherwise, and (3) to the senior personnel of the Business; and (ii) shall furnish to the Purchaser or its employees, agents counsel, accountants, or other representatives such financial and operating data and other information with respect to the Assets and the Business as the Purchaser shall from time to time reasonably request.

       (b) Subject to the provisions of Section 6.7 or unless otherwise noted herein, no investigations made by or on behalf of the Purchaser, whether under this Section 6.2 or any other provision of this Agreement shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made in this Agreement.

6.3 ACTIONS TO SATISFY CLOSING CONDITIONS. Each of the Parties hereby agrees to take all such actions as are reasonable so as to ensure compliance with all of the conditions set forth in Article 6.

6.4 TRANSFER OF THE PURCHASED SHARES. The Vendor shall take all necessary and reasonable steps and proceedings to permit good title to the Purchased Shares to be duly and validly transferred and assigned to the Purchaser at the Closing Time, free of all Encumbrances.

6.5 FILINGS AND AUTHORIZATIONS. The Vendor, the Purchaser and the Companies as promptly as practicable after the execution hereof, (i) will make, or cause to be made, all such filings and submissions under all Laws applicable to it, as may be required for it to consummate the purchase and sale of the Purchased Shares in accordance with the terms of this Agreement; (ii) will use all reasonable efforts to obtain, or cause to be obtained, all Authorizations, approvals, consents and waivers from all Persons and Governmental Entities necessary or advisable to be obtained by it in order to consummate such transfer; and (iii) will use all reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. The Vendor and the Purchaser will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing.

6.6 NOTICE OF UNTRUE REPRESENTATION OR WARRANTY. The Companies and/or the Vendor shall promptly notify the Purchaser upon any representation or warranty of the Companies or the Vendor contained in this Agreement becoming untrue or incorrect in any material respect during the Interim Period, and for the purposes of this Section each such representation and warranty shall be deemed to be given at and as of all times during the Interim Period. The Purchaser shall promptly notify the Vendor upon any representation or warranty of the Purchaser contained in this Agreement becoming untrue or incorrect in any material respect during the Interim Period, and for the purposes of this Section each such representation and warranty shall be deemed to be given at and as of all times during the Interim Period.

6.7 KNOWLEDGE OF PARTIES. In the event that the Vendor on the one hand, or the Purchaser on the other hand (the "Knowing Party"), has actual knowledge at the time of the Closing that a representation or warranty made by the other Party is false or the other Party has violated a covenant made by it under this Agreement, and the Knowing Party proceeds to the Closing notwithstanding such knowledge, the Knowing Party shall be deemed to have waived any rights it may have for indemnification or damages against the other Party to the extent that any damages result from such breach of representation or warranty or failure to perform such covenant.

6.8 EXCLUSIVE DEALING. During the Interim Period and save and except in accordance with the provisions of Section 11.2, the Vendor shall take no action directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser and the attorneys, accountants and advisors of Vendor and the Companies concerning any purchase of any shares in the capital of the Companies, the Assets, a controlling interest in the Companies or any merger, sale of substantial assets or similar transaction involving the Companies or the Business.

6.9 LETTERS OF CREDIT AND BONDS. The Purchaser shall, at or before the Closing Time, take such action as is necessary in order to replace the letters of credit and bonds set forth in Schedule 6.9 which the Vendor has in place in relation to the Business with suitable replacement financial assurances arranged by the Purchaser and shall indemnify and hold harmless the Vendor from any liabilities arising therefrom.

                                   ARTICLE 7
                             CONDITIONS OF CLOSING

7.1 CONDITIONS FOR THE BENEFIT OF THE PURCHASER. The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed at or prior to the Closing Time, which conditions are for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser in its sole discretion:

       (a) TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE VENDOR. The representations and warranties of the Companies and the Vendor contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date and the Companies and the Vendor shall also have executed and delivered a certificate to that effect. Except as otherwise specifically agreed to in writing by and between the parties, the receipt of such evidence and the Closing shall not be a waiver of the representations and warranties of the Vendor which are contained in this

       Agreement, except to the extent that any such representations or warranties have been modified by the information disclosed in the certificate so delivered and accepted by the Purchaser. Upon the delivery of such certificates, the representations and warranties of the Vendor in Article 3, except for changes which are not material and which may have occurred in the ordinary course of business, shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date.

       (b) PERFORMANCE OF COVENANTS BY THE VENDOR. The Companies and the Vendor shall have fulfilled or complied in all respects with all covenants herein contained to be performed or caused to be performed by them at or prior to the Closing Time, and the Companies and the Vendor shall each have delivered a certificate to that effect. Except as otherwise specifically agreed to in writing by and between the Parties, receipt of such certificates and the Closing shall not be a waiver of the covenants of the Companies and the Vendor which are contained in this Agreement, except to the extent that any such covenants have been modified by the information disclosed in the certificate so delivered and accepted by the Purchaser.

       (c) CONSENTS. All consents and authorizations material to the Business which are necessary in order to permit the Closing of the sale of the Purchased Shares on the terms and conditions set out in this Agreement (the "Consents") shall have been obtained on terms acceptable to the Purchaser acting reasonably.

       (d) APPROVALS. The board of directors of the Purchaser and Philip shall have approved of the transaction contemplated herein. All regulatory approvals or consents required pursuant to the Licenses or otherwise and all waiting periods applicable under the Hart-Scott-Rodino Act or any other laws applicable to the transactions herein contemplated shall have been obtained or shall have expired, as the case may be.

       (e) DELIVERIES. The Vendor shall have delivered or caused to be delivered to the Purchaser the following in form and substance reasonably satisfactory to the Purchaser:

              (i) share certificates representing the Purchased Shares duly endorsed in blank for transfer to the Purchaser, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record thereof;

              (ii)   copies certified by the Secretaries of the Companies of
              (i) all resolutions of the shareholders, the board of directors or any duly authorized committee thereof, of the Companies, approving the entering into of this Agreement and the completion of all transactions contemplated hereunder; and (ii) all other instruments evidencing necessary corporate action of the Companies and of Authorizations, if any, with respect to such matters;

              (iii)  the certificates referred to in Sections 7.1(a) and (b);

              (iv) an opinion of counsel to the Vendor in substantially the form as set forth in Schedule 7.1(e)(iv);

              (v) the Non-Competition Agreement duly executed by the Vendor and the Purchaser in substantially the form as set forth in
              Schedule 1.1(ap);

              (vi) all the originals of the Books and Records and the Corporate Records of the Companies, except for such copies of Books and Records as are required to be maintained by the Vendor for legitimate reporting or other business purposes;

              (vii) evidence that all necessary steps and proceedings have been taken to permit all of the Purchased Shares to be fully transferred to the Purchaser or its nominee(s);

              (viii) a duly executed resignation effective as at the Closing Time of each director and officer of the Companies as the Purchaser may specify;

              (ix) a release in favor of the Companies by the Vendor and such officers and directors of the Companies as may be required by the Purchaser in substantially the form as set forth in Schedule 7.1(e)(ix);

              (x) a duly executed resignation of the present auditors of each of the Companies effective as at the Closing Time;

              (xi) evidence that at the Closing Time there are no arrears of or liabilities for taxes (including taxes on income), rates, assessments or other charges adversely affecting the Assets not shown as accruals or allowances on the Financial Statements, except taxes, rates, assessments or other charges accruing in the ordinary course of business since the date of the Financial Statements; and

              (xii) all necessary assurances, transfers, assignments and consents, including all necessary Consents, and any other instruments necessary or reasonably required to effectively carry out the intent of this Agreement and any Ancillary Agreements and to transfer the Purchased Shares to the Purchaser, free and clear of all Encumbrances.

       (f) ENVIRONMENTAL ALLIANCE AGREEMENT. Philip Services Corp. ("Philip") and International Alliance Services Inc. shall have entered into an environmental alliance agreement for a term of not less than three (3) years providing for the provision of remediation waste services, technical consulting services, insurance product development and joint marketing and sales activities.

       (g) OPTION AGREEMENT. The Purchaser and the Vendor shall have entered into an option agreement, in substantially the form as is set forth in Schedule 7.1(g), outlining the terms pursuant to which Philip shall be entitled to acquire all of the outstanding capital stock of Republic Environmental Systems (Cleveland), Inc.

       (h) ISRA COMPLIANCE. The Vendor shall file the General Information Notice and obtain approval from the State of New Jersey Department of Environmental Protection ("NJDEP") in order to proceed to Closing. The Purchaser shall post such financial assurances as may be required by NJDEP, if any, in order to effect the Closing and to complete ISRA compliance after the Closing Date. In the event any investigation or remediation work is required pursuant to ISRA, the cost of such work shall be allocated between the Parties pursuant to Article 9 of this Agreement.

       (i) CLOSING OF CANADIAN TRANSACTION. The transaction contemplated in and by the asset purchase agreement between Republic Environmental Systems (Fort Erie) Ltd., Republic Environmental Systems (Brantford) Ltd. and Republic Environmental Systems (Pickering) Ltd., as vendors, and Philip Enterprises Inc., as purchaser, shall have been completed.

              If any condition, obligation or covenant of the Companies or the Vendor to be performed at or prior to the Closing Time shall not have been fulfilled or performed by such time, the Purchaser may terminate this Agreement by fifteen (15) days prior notice in writing to the Vendor. If Vendor fails to cure such condition, obligation or covenant within such fifteen (15) days, the Purchaser shall be entitled to terminate this Agreement, and the Parties shall thereafter be released from all obligations hereunder. Notwithstanding the foregoing, the Purchaser shall be entitled to waive compliance with any of such conditions, obligations or covenants in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation, or covenant in whole or in part.

       If Closing fails to occur on or prior to the Closing Date, the Vendor or the Purchaser shall be entitled, in its sole discretion, to terminate this Agreement, and thereafter the Parties shall have no further obligations hereunder. If Closing fails to occur for any reason, all documents, information and other materials of the Companies or the Vendor which are in the possession of the Purchaser or its agents shall be immediately returned to the Companies. In such event, the Purchaser agrees to keep all information and knowledge about the Companies and the Vendor strictly confidential, other than any such information or knowledge about the Companies which may be required to be disclosed by law or which may become publicly available without fault of the Purchaser.

7.2 CONDITIONS FOR THE BENEFIT OF THE VENDOR. The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed at or prior to the Closing Time, which conditions are for the exclusive benefit of the Vendor and may be waived by the Vendor in its sole discretion:

       (a) TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date, and the Purchaser shall also have executed and delivered a certificate of a senior officer to that effect. The receipt of such evidence and the Closing shall not be a waiver of the representations and warranties of the Purchaser which are contained in this Agreement, except to the extent that any such representation or warranties have been modified by the information disclosed in the certificate so delivered and accepted by the Vendor. Upon the delivery of such certificates, the representations and warranties of the Purchaser in Article 4, except for changes which are not material, shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date.

       (b) PERFORMANCE OF COVENANTS BY THE PURCHASER. The Purchaser shall have fulfilled or complied with all covenants herein contained to be performed or caused to be performed by it at or prior to the Closing Time, and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect. Except as otherwise specifically agreed to in writing by and between the Parties, receipt of such certificates and the Closing shall not be a waiver of the covenants of the Purchaser which are contained in this Agreement, except to the extent that any such covenants have been modified by the information disclosed in the certificate so delivered and accepted by the Vendor.

       (c) DELIVERIES. Purchaser shall have delivered or caused to be delivered to the Vendor the following in form and substance reasonably satisfactory to the Vendor:

              (i) copies certified by the appropriate officers of Purchaser evidencing the authority of the individual signing the Agreement on behalf of Purchaser to bind each respectively;

              (ii) an opinion of counsel to the Purchaser in substantially the form as set forth in Schedule 7.2(c)(ii);

              (iii) all necessary assurances, transfers, assignments and consents, including all necessary Consents, and any other instruments necessary or reasonably required to effectively carry out the intent of this Agreement and any Ancillary Agreements;

              (iv) a certified cheque/wire transfer in the amount of $8,000,000;

              (v)    the First and Second Notes; and

              (vi) the Guaranty Agreement entered into between Philip and the Vendor in substantially the form as set forth in Schedule 7.2(c)(vi).

       (d) CONSENTS. All consents and authorizations material to the Business which are necessary in order to permit the Closing of the sale of the Purchased Shares on the terms and conditions set out in this Agreement (the "Consents") shall have been obtained on terms acceptable to the Vendor acting reasonably.

       (e) APPROVALS. All regulatory approvals or consents required pursuant to the Licenses or otherwise and all waiting periods applicable under the Hart-Scott-Rodino Act or any other laws applicable to the transactions herein contemplated shall have been obtained or shall have expired, as the case may be.

       (f) ENVIRONMENTAL ALLIANCE AGREEMENT. Philip and International Alliance Services Inc. shall have entered into an environmental alliance agreement for a term of not less than three (3) years providing for the provision of remediation waste services, technical consulting services, insurance product development and joint marketing and sales activities.

       (g) OPTION AGREEMENT. The Purchaser and the Vendor shall have entered into an option agreement, in substantially the form as is set forth in Schedule 7.1(g), outlining the terms pursuant to which Philip shall be entitled to acquire all of the outstanding capital stock of Republic Environmental Systems (Cleveland), Inc.

       (h) ISRA COMPLIANCE. The Vendor shall file the General Information Notice and obtain approval from the State of New Jersey Department of Environmental Protection ("NJDEP") in order to proceed to Closing. The Purchaser shall post such financial assurances as may be required by NJDEP, if any, in order to effect the Closing and to complete ISRA compliance after the Closing Date. In the event any investigation or remediation work is required pursuant to ISRA, the cost of such work shall be allocated between the Parties pursuant to Article 9 of this Agreement.

       (i) CLOSING OF CANADIAN TRANSACTION. The transaction contemplated in and by the asset purchase agreement between Republic Environmental Systems (Fort Erie) Ltd., Republic Environmental Systems (Brantford) Ltd. and Republic Environmental Systems (Pickering) Ltd., as vendors, and Philip Enterprises Inc., as purchaser, shall have been completed.

       If any condition, obligation or covenant of the Purchaser to be performed at or prior to the Closing Time shall not have been fulfilled or performed by such time, the Vendor may terminate this Agreement by fifteen (15) days prior notice in writing to the Purchaser. If the Purchaser fails to cure such condition obligation or covenant within fifteen (15) days, the Vendor shall be entitled to terminate this Agreement, and the Parties shall thereafter be released from all obligations hereunder. Notwithstanding the foregoing, the Vendor shall be entitled to waive compliance with any of such conditions, obligations or covenants in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part.

7.3 CONDITIONS PRECEDENT. The purchase and sale of the Purchased Shares is subject to the condition to be fulfilled at or prior to the Closing Time, which condition is a true condition precedent, namely that no action or proceeding shall be pending or threatened by any Person in any jurisdiction, to enjoin, restrict or prohibit any of the transactions contemplated hereby or the right of the Companies to conduct the Business after the Closing Time on substantially the same basis as heretofore operated.

                                   ARTICLE 8
                                    CLOSING

8.1 DATE, TIME AND PLACE OF CLOSING. The completion of the transactions contemplated by this Agreement shall take place at the offices of the Purchaser, 100 King Street West, Hamilton, Ontario, L8N 4J6 on the Closing Date at the Closing Time, or at such other place, on such other date, and at such other time as may be agreed upon in writing between the Vendor and the Purchaser.

8.2 CLOSING PROCEDURES. Subject to satisfaction or waiver by the relevant Party of the conditions of Closing set forth herein, at the Closing Time the Vendor shall deliver actual possession of the Purchased Shares and upon such delivery the Purchaser shall pay or satisfy the Purchase Price in accordance with Section 2.2. The transfer of possession of the Purchased Shares shall be deemed to take effect as at the Closing Time on the Closing Date.

8.3 RISK OF LOSS. If, prior to the date of Closing, all or substantially all of the Assets are destroyed or damaged by fire or any other casualty or shall be seized by any Governmental Entity or other lawful authority, the Purchaser shall have the option, exercisable by notice in writing given within ten (10) Business Days of the Purchaser receiving notice in writing from the Vendor of such destruction, damage, expropriation or seizure:

       (a) to reduce the Purchase Price by an amount equal to the cost of repair, or, if destroyed or damaged beyond repair, by an amount equal to the book value of the assets forming part of the Assets so damaged or destroyed and to complete the purchase provided that any insurance proceeds payable in respect of such loss shall be paid to the Vendor;

       (b) to complete the purchase without reduction of the Purchase Price, in which event all proceeds of any insurance or compensation for expropriation or seizure shall be payable to the Companies and any right and claim of the Vendor to any such amounts not paid by the Closing Date shall be assigned to the Companies; or

       (c) to terminate this Agreement and not complete the purchase, in which case all obligations of the Vendor and the Purchaser shall terminate forthwith upon the Purchaser giving notice as required herein.


                                   ARTICLE 9
             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITIES

9.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

       (a) The representations and warranties of the Vendor contained in this Agreement shall survive the Closing for a period of one (1) year, save and except those representations made pursuant to Section 3.15(c) and Section 3.37, which shall survive for a period of five (5) years, and, notwithstanding such or any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for such survival period for the benefit of the Purchaser. Any claim for indemnification shall be made in writing and shall specifically detail the basis for and nature of any alleged breach.

       (b) All representations and warranties of the Purchaser contained in this Agreement shall survive the Closing for a period of one (1) year, and, notwithstanding such Closing or any investigation made by or on behalf of the Vendor, shall continue in full force and effect for such survival period for the benefit of the Vendor. Any claim for indemnification shall be made in writing and shall specifically detail the basis for and nature of any alleged breach.

9.2 INDEMNIFICATION IN FAVOR OF THE PURCHASER. The Vendor shall, subject to the "Environmental Indemnification Threshold" and the "General Indemnification Threshold" defined hereunder, indemnify and save the Purchaser and its shareholders and their directors, officers, employees, agents and representatives (in respect of whom the Purchaser hereby acts as agent and trustee with respect thereto) harmless of and from any Claim or Loss suffered by, imposed upon or asserted against the Purchaser as a result of, in respect of, connected with or arising out of, under or pursuant to:

              (a) any failure of the Companies or the Vendor, as the case may be, to perform or fulfill any covenant of it under this Agreement;

              (b) any breach or inaccuracy of any representation or warranty given by the Companies or the Vendor contained in this Agreement; and

              (c) any remedial activity necessary in order to comply with any complaint, order, citation, notice or order of violation or non-compliance issued to the Companies under any applicable Environmental Laws relating to:

                     (i) concentrations of beryllium, cadmium, chromium, lead or benzo(a)pyrene in the soil or groundwater at the Owned Property located at 2869 Sandstone Drive, Hatfield, Pennsylvania which are in excess of any clean-up criteria under any Environmental Laws; or

                     (ii)   concentrations of benzene, bis(2-
                     ethylhexyl)phthalate, methylene chloride, arsenic, beryllium, cadmium or lead in the soil or groundwater at the Owned Property located on Cenco Boulevard, Clayton, New Jersey which are in excess of any clean-up criteria under any Environmental Laws.

              Notwithstanding anything herein contained to the contrary, the indemnification by the Vendor in favor of the Purchaser in respect of those matters set forth in Section 9.2(c) shall survive the Closing for a period of three (3) years thereafter.

       The Vendor shall have no obligation to indemnify an indemnified party under Section 9.2 until the Purchaser has suffered (i) Claims relating to or arising from a breach of the Vendor's representations and warranties made pursuant to Section 3.15 for which the Vendor is responsible hereunder in excess of an aggregate of Five Hundred Thousand Dollars ($500,000) (the "Environmental Indemnification Threshold"), (ii) Claims relating to or arising from the indemnification given by the Vendor in favor of the Purchaser pursuant to Section 9.2(c) above for which the Vendor is responsible in excess of One Hundred Thousand Dollars ($100,000) (the "Limited Indemnification Threshold") or (iii) Claims for which the Vendor is responsible hereunder other than those relating to the matters set forth in (i) or (ii) above in excess of an aggregate of Two Hundred and Fifty Thousand Dollars ($250,000) (the "General Indemnification Threshold"), and then only to the extent such Claims exceed the respective indemnification threshold. The Vendor shall not be liable for any Claims once the aggregate amount of all such Claims paid, or due to be paid, by the Vendors shall have reached

Seventeen Million Dollars ($17,000,000). The Vendor shall be entitled to reduce the principal amount due under the First Note (and, if thereafter necessary, under the Second Note) in satisfaction of any Claims in respect of which it is obligated to indemnify the Purchaser pursuant hereto.

9.3 INDEMNIFICATION IN FAVOR OF THE VENDOR. The Purchaser shall indemnify and save the Vendor and its shareholders and their directors, officers, employees, agents and representatives (in respect of whom the Vendor hereby acts as agent and trustee with respect thereto) harmless of and from any Claim or Loss suffered by, imposed upon or asserted against the Vendor as a result of, in respect of, connected with or arising out of, under or pursuant to:

       (a) any failure by the Purchaser to perform and fulfill any covenant of the Purchaser under this Agreement;

       (b) any breach or inaccuracy of any representation or warranty given by the Purchaser contained in this Agreement; and

       (c) any Claims relating to any events or occurrences arising subsequent to the Closing Date, provided such Claims do not result from a failure of the Vendor to fulfill its covenants hereunder or from a breach of representation or warranty of the Vendor given hereunder.

       (d) any Claims arising directly or indirectly from breaches of Environmental Laws by the Companies, Environmental Activity of the Companies or the Release of Hazardous Substances to the Natural Environment by the Companies, except to the extent such Claims (i) result from a breach of any of the representations or warranties given by the Vendor hereunder within the respective survival period, (ii) result from a failure of the Vendor to fulfill any of its covenants hereunder, (iii) relate to matters in respect of which the Vendor has indemnified the Purchaser pursuant to Section 9.2(c), or (iv) are Special Indemnified Matters.

9.4 SPECIAL ENVIRONMENTAL INDEMNIFICATION. The Vendor shall, irrespective of and without reference to the survival and monetary limitations set forth in
Section 9.1 or 9.2, indemnify the Purchaser and its shareholders and their directors and officers, employees, agents and representatives (in respect of whom the Purchaser hereby acts as agent and trustee with respect thereto) against, and hold them harmless from, any and all expenses, claims, demands, losses, costs, deficiencies, actions, suits, proceedings, judgments, liabilities and damages (including related counsel fees and expenses) of any nature whatsoever ("Special Indemnified Losses") incurred or suffered by the Purchaser in connection with or as a result of the Special Indemnified Matters, it being understood by the Parties that the term "Special Indemnified Losses" as used in this Section 9.4 shall have the same meaning as the term "Losses" as set forth in sections 6.2 and 7.1 of the Agreement of Merger dated March 5, 1992, between, among others, Republic Waste Industries, Inc. and Stout Environmental, Inc.

9.5    INDEMNIFICATION PROCEEDINGS.

       (a) Any Party seeking indemnification under this Article (the "indemnified party") shall forthwith and in any case within sixty (60) days of all facts giving rise to the right of indemnification becoming known to the indemnified party or, in the case of third party claim, by the earlier of twenty (20) days after notice of such claim is received or ten (10) days prior to the date that a responsive pleading or court appearance is required, notify the Party against whom a claim for indemnification is sought hereunder (the "indemnifying party") in writing, which notice shall specify, in reasonable detail, the nature and estimated amount of the claim. If a claim by a third party is made against an indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this Article, the indemnified party shall promptly (and in any case within 30 days of such claim being made) notify the indemnifying party of such with reasonable particulars. The indemnifying party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; except that with respect to settlements entered into by the indemnifying party (i) the consent of the indemnified party shall be required if the settlement provides for equitable relief against the indemnified party, which consent shall not be unreasonably withheld or delayed; and (ii) the indemnifying party shall obtain the release of the indemnified party. If the indemnifying party undertakes, conducts and controls the settlement or defense of such claim (i) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party; and (ii) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from any claim and all related expenses (other than the fees and expenses of counsel as aforesaid) incurred by the indemnified party. The indemnified party shall not pay or settle any claim so long as the indemnifying party is reasonably contesting any such claim in good faith on a timely basis. Notwithstanding the two immediately preceding sentences, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party.

       (b) With respect to third party claims, if the indemnifying party does not notify the indemnified party by the earlier of twenty (20) days after notice of such claim is received or ten (10) days prior to the date that a days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right, but not the obligation, to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of the indemnifying party.

       (c) In the event of any claim by a third party against an indemnified party, the defense of which is being undertaken and controlled by the indemnifying party, the indemnified party will use all reasonable efforts to make available to the indemnifying party those employees whose assistance, testimony or presence is necessary to assist the indemnifying party in evaluating and in defending any such claims; provided that the indemnifying party shall be responsible for the expense associated with any employees made available by the indemnified party to the indemnifying party hereunder, which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that such employees are assisting the indemnifying party and which expenses shall not exceed the actual cost to the indemnified party associated with such employees.

       (d) With respect to third party claims, the indemnified party shall make available to the indemnifying party or its representatives on a timely basis all documents, invoices and financial ledgers, records and other materials in the possession of the indemnified party, at the expense of the indemnifying party, reasonably required by the indemnifying party for its use in defending any claim and shall otherwise cooperate on a timely basis with the indemnifying party in the defense of such claim.

       (e) With respect to the General Indemnification Threshold, the Environmental Indemnification Threshold and the Limited Indemnification Threshold, the Purchaser shall provide to the Vendor an accounting at three (3) month intervals, commencing with the first three (3) month period after the Closing Date, summarizing the costs which the Purchaser claims are being assessed to the respective threshold amounts. Upon request of the Vendor, the Purchaser shall submit to the Vendor all documentation supporting such costs, including consultant and contractor invoices.

       (f) With respect to any re-assessment for income, corporate, sales, excise, or other tax or other liability enforceable by Encumbrance against the property of the indemnified party, the indemnifying party's right to so contest shall only apply after such payment of such re-assessment or the provision of such security as is necessary to avoid the imminent filing or recording of an Encumbrance being placed on the property of the indemnified party.

9.6 REMEDIATION REQUIREMENTS. The Purchaser agrees that any remediation performed by the Purchaser or the Vendor shall be consistent with the industrial use of the Owned Properties and shall make maximum benefit, to the extent commercially reasonable to do so, of institutional controls, engineering controls and natural remediation pursuant to Environmental Laws in order to minimize investigation and remediation costs to the extent feasible.

9.7 VENDOR'S RIGHT TO ASSERT CLAIMS. Nothing in this Agreement shall prevent the Vendor from asserting any Claim which it or the Companies may have against any person, corporation, partnership or other entity (other than the Purchaser or any of its affiliated companies) related to matters which are the subject of the Vendor's indemnification obligations pursuant to Section 9.2; provided, however, that in no case shall the Vendor's obligation to indemnify the Purchaser hereunder be conditional upon the assertion or ultimate success of any such Claim. The Purchaser and the Companies, as the case may be, agree to assign to the Vendor any Claim in respect of such indemnified matters which the Purchaser or the Companies may have against any Person, other than Claims against any Persons the assertion of which, in the reasonable judgment of the Purchaser, would interfere with the on-going business relations of the Purchaser or the Companies, as the case may be, with such Persons. The Purchaser and the Companies, as the case may be, agree that any amounts recovered by the Vendor regarding any Claims asserted by it in accordance with the terms hereof shall be retained solely by the Vendor.

                                   ARTICLE 10
                             POST-CLOSING COVENANTS

10.1 FURTHER ASSURANCES. From time to time subsequent to the Closing Date, each Party shall at the request of any other Party execute and deliver such additional conveyances, transfers and other assurances and take such further action as may be reasonably required effectively to carry out the intent of this Agreement and to transfer the Purchased Shares.

10.2 OTHER LETTERS OF CREDIT AND BONDS. The Purchaser shall, as soon as is reasonably practicable, and in any case within 90 days after the Closing Date, replace all outstanding letters of credit, bonds, financial assurances, guarantees and security interests, other than those set forth in Schedule 6.9, which the Vendor has in place in relation to the Business and shall indemnify and hold harmless the Vendor from any liabilities arising therefrom.

10.3   SECTION 338(h)(10) ELECTION.

       (a) No later than December 31, 1997, the Purchaser may deliver to the Vendor a proposed schedule as required by section 338(h)(10) of the United States Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder (the "Section 338 Election") setting forth the allocation of the Purchase Price (the "Allocation Schedule"). The Allocation Schedule shall be final and binding on the Parties unless, within thirty (30) days after delivery to the Vendor, the Vendor shall give notice to the Purchaser of the Vendor's good faith objection to the Allocation Schedule.

       (b) Should the Purchaser and the Vendor be unable to reach agreement within fifteen (15) days following receipt of the notice of objection, the dispute shall be referred for resolution to Coopers & Lybrand, L.L.P. (the "Accountants") as promptly as practicable. The Accountants shall make a determination regarding each of the items in dispute and shall promptly deliver a written report to the Purchaser and the Vendor. The Accountants' determination shall be final and binding on the Parties. The fees and expenses of the Accountants shall be borne equally by the Purchaser and the Vendor.


                                   ARTICLE 11
                                 MISCELLANEOUS

11.1 NOTICES. Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing and given by delivering or sending it by certified mail, return receipt requested addressed:

              (a)    to the Purchaser at:

                     Philip Environmental (Delaware), Inc.
                     100 King Street West, P.O. Box 2440, LCD 1
                     Hamilton, Ontario
                     L8N 4J6

                     Attention:  General Counsel

                     Telephone:  (905) 521-1600
                     Telecopier:  (905) 521-9160

              (b)    to the Vendor at:

                     1787 Sentry Parkway West
                     Suite 400
                     Blue Bell, Pennsylvania  19422

                     Telephone:  (215) 283-4900
                     Telecopier:  (215) 283-4809

              (c)    to the Companies at:

                     c/o 1787 Sentry Parkway West
                     Suite 400
                     Blue Bell, Pennsylvania  19422

                     Telephone:  (215) 283-4900
                     Telecopier:  (215) 283-4809

       Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given on the next Business Day following the date of such delivery. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

11.2 PUBLICITY. Save as required by Law or by any stock exchange, none of the Parties shall issue any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other Parties to the contents and the manner of presentation and publication thereof. If disclosure is required by Law or by any stock exchange, the disclosing Party shall consult in advance with the other Parties and attempt in good faith to reflect such other Parties' concerns in the required disclosure.

11.3   TIME OF THE ESSENCE.  Time shall be of the essence of this Agreement.

11.4 BROKER'S FEES. It is understood and agreed that any fees, commissions, expenses or other remuneration of any broker, agent or other intermediary shall be the responsibility of the Party who engaged such broker, agent or other intermediary. Each Party agrees to indemnify and save harmless the others from and against any Claims whatsoever for any fees, commission, expenses or other remuneration payable or alleged to be payable to any broker, agent or other intermediary.

11.5 THIRD PARTY BENEFICIARIES. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the Parties hereto, and no Person, other than the Parties hereto, shall be entitled to rely on the provisions hereof in any action, suit, proceeding, hearing or other forum.

11.6 EXPENSES. All costs and expenses (including the fees and disbursements of legal counsel, investment advisers and auditors) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

11.7   INUREMENT.   This Agreement shall inure to the benefit of and be binding upon the Parties, their successors and any permitted assigns.

11.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

11.9 JOINT AND SEVERAL LIABILITY. In the event that there is no Closing under any circumstance in which the Vendor is not excused from its obligations hereunder, each of the Companies shall be jointly and severally liable with the Vendor, as a principal and not as a surety, with respect to all of the representations, warranties, covenants, indemnities and agreements made by the Vendor hereunder.

11.10 ASSIGNMENT. Except as provided in this Section, none of the rights or obligations hereunder shall be assignable or transferable by any Party without the prior written consent of the other Parties. Notwithstanding the foregoing, the Purchaser shall be entitled, prior to the Closing Date, to assign the benefits of this Agreement to any affiliated company, subject to the following two conditions:

       (a) the Purchaser's assignee shall become jointly and severally liable with the Purchaser with respect to all of the representations, warranties, covenants, indemnities and agreements of the Purchaser; and

       (b) such assignee shall execute an agreement confirming such assignment and the assumption by the assignee of all obligations of the Purchaser under this Agreement.

11.11 NON-MERGER. Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the Parties contained in this Agreement and the Ancillary Agreements shall not merge on and shall survive the Closing and, notwithstanding such Closing, or any investigation made by or on behalf of any Party, shall continue in full force and effect. The Closing shall not prejudice any right of one Party against any other Party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

                            [SIGNATURE PAGES FOLLOW]

       IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the date first above written.



                                           PHILIP ENVIRONMENTAL (DELAWARE), INC.


                                           Per:                          c/s
                                                  Authorized Signing Officer


                                           REPUBLIC ENVIRONMENTAL SYSTEMS, INC.

                                           Per:                          c/s
                                                  Authorized Signing Officer


                                           REPUBLIC ENVIRONMENTAL
                                           RECYCLING, INC.

                                           Per:                          c/s
                                                  Authorized Signing Officer


                                           REPUBLIC ENVIRONMENTAL SYSTEMS
                                           (TECHNICAL SERVICES GROUP), INC.


                                           Per:                          c/s
                                                  Authorized Signing Officer


                                           REPUBLIC ENVIRONMENTAL SYSTEMS
                                           (PENNSYLVANIA), INC.



                                           Per:                          c/s
                                                  Authorized Signing Officer

                                           REPUBLIC ENVIRONMENTAL SYSTEMS
                                           (TRANSPORTATION GROUP), INC.


                                           Per:                          c/s
                                                  Authorized Signing Officer


                                           CHEM-FREIGHT, INC.


                                           Per:                          c/s
                                                  Authorized Signing Officer

                                                                SCHEDULE 7.1(g)

                              OPTION AGREEMENT


         This Option Agreement is dated July 23rd, 1997, and is

Between RESI ACQUISITION (DELAWARE) CORPORATION, a corporation incorporated under the laws of the State of Delaware ("Purchaser")

And REPUBLIC ENVIRONMENTAL SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware ("Vendor").

                                  RECITALS

         A. Purchase and Vendor are parties to a Share Purchase Agreement dated June 13,1997 (the "Purchase Agreement").

         B. Section 7.1(g) of the Purchase Agreement requires that Purchaser and Vendor execute and deliver this Agreement.

         C. Vendor is the owner of 2,000 shares of the common capital stock (the "Stock") of Republic Environmental Systems (Cleveland), Inc. ("Cleveland"), which is all of the issued and outstanding capital stock of Cleveland.

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, Purchaser and Vendor agree as follows:

         1. OPTION. Vendor hereby grants to Purchaser the right ("Option") to purchase the Stock for consideration of US$1,00.

         2. TERM. The Option shall expire on the later of August 17, 1997 or the "Closing Date" as defined in the Purchase Agreement, unless sooner exercised by Purchaser; provided, however, that the Option and all other rights of Purchaser under this Agreement shall immediately expire without notice if there is any breach by Purchaser in the performance of any of its obligations under the Purchase Agreement or either promissory notes delivered pursuant to the Purchase Agreement or if there is any breach by Philip Enterprises, Inc. in the performance of any of its obligations under the Asset Purchase Agreement to which it and Vendor are parties dated July 7, 1997 or the promissory note delivered pursuant to that agreement.

         3.      EXERCISE, CLOSING.

                 (a) The Option may be exercised at any time during its term by written notice to Vendor.

                 (b) Notice of exercise of the Option must actually be received by Vendor on or prior to the expiration date specified in paragraph 2 and is to be delivered to Vendor at 101 West Avenue, Third Floor, P.O. Box 461, Jenkintown, PA, 19046, USA.

                 (c) Within 10 days after giving of notice of the exercise of the Option, Purchaser and Vendor shall jointly submit any documentation required by the State of Ohio Environmental Protection Agency for approval of the transfer of the Stock from Vendor to Purchaser. Each party shall bear its own expenses with respect to such submissions, and if there is any appeal from any denial of the approval the costs of such appeal shall be borne by the party prosecuting the appeal.

                 (d) The closing on the exercise of the Option and the transfer of the Stock shall occur five business days after the State of Ohio Environmental Protection Agency approves the transfer of the Stock from Vendor to Purchaser (the "Closing Date"). If such approval is formally denied (without right of further appeal) or otherwise is not obtained within 190 days after the date the Option is exercised and such failure does not result from Vendor's failure to take such reasonable action in furtherance of such approval as may be requested by Purchaser, then this Agreement shall terminate and neither party shall have any rights against the other.

                 4. INTERIM PERIOD. During the time from the date hereof until the Closing Date:

                 (a)      Vendor shall continue to own the Stock
and shall not grant any other options or rights to acquire all or any of the Stock;

                 (b) Vendor shall cause Cleveland not to issue any capital stock or securities convertible into capital stock, grant any options to purchase its capital stock or securities convertible into capital stock, or issue any warrants entitling the holder to purchase or otherwise acquire any of its capital stock or securities convertible into capital stock; and

                 (c) Vendor shall cause Cleveland to conduct its business in the usual and ordinary course consistent with past practices and shall not allow Cleveland to sell any of its assets in one or any series of transactions.

         5.    REPRESENTATIONS AND WARRANTIES.

                 (a) Vendor shall, in the event Purchaser exercises the Option, make such representations and warranties regarding title to the stock and tax issues as are customary for similar transactions. No other representations and warranties shall be made, except with respect to environmental matters, which shall be in substantially the same form as in the Purchase Agreement.

                 (b) The definitive purchase agreement shall provide, inter alia

                          (i) That Vendor, shall be responsible for all on-site environmental clean-up liabilities in excess of $2,000,000, provided that no remediation shall be done without Vendors' prior written consent, not to be unreasonably withhold.

                          (ii) That them will be a basket for off-site environmental liabilities of $150,000.

                          (iii) From the date of this Option Agreement, Purchaser will provide consulting and technical assistance with respect to operations of the Cleveland facility for no consideration and profits and losses from the facility will be for Purchaser's account from the date of this Option Agreement provided it exercises the Option and the transaction closes.

                          (iv) Vendor will transfer to Purchaser the Digital mainframe computers used by Vendor which run the waste management and financial proprietary software and subject software, subject to the continued right of Vendor to use said software in perpetuity and without consideration. The transfer of the computers and software is absolutely "as is", without any representations and warranties.

                 (c) Purchaser represents that acquisition of the Stock pursuant to the Option will be for investment purposes only and not with a view to the distribution or sale of the Stock in any manner which is contrary to the laws, regulations or rules enforced or promulgated by the Securities and Exchange Commission.

         6. BINDING EFFECT. This Agreement is binding on and inures to the benefit of Purchaser and Vendor and their respective successors and assigns.

         7. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements and constitutes the entire agreement of the parties regarding the subject matter of this Agreement. This Agreement may be amended or modified only by a writing signed by both parties.

         8. HEADINGS. The paragraph headings in this Agreement are for convenient reference and do not affect the provisions of this Agreement.

         9. GOVERNING LAW. This Agreement is governed by the laws of the State of Pennsylvania.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same document.

         11. TIME OF THE ESSENCE. Time is of the essence with respect to all times set forth in this Agreement.

         IN WITNESS WHEREOF, Purchaser and Vendor have caused this Agreement to be executed and delivered on the date first above written.

                                        RESI ACQUISITION
                                        (DELAWARE) CORPORATION


                                        By:
                                           --------------------------------
                                        Name:
                                        Title:

                                        REPUBLIC ENVIRONMENTAL
                                        SYSTEMS, INC.


                                        By:
                                           --------------------------------
                                        Name:
                                        Title:

                                                            SCHEDULE 7.2(c)(iv)

                               GUARANTY AGREEMENT


         This Guaranty Agreement ("Guaranty") is made on July 23, 1997, by PHILIP SERVICES CORP., an Ontario corporation (the "Guarantor") (which term shall be deemed to include its distributees, successors and assigns).

                                    RECITALS

         A. RESI Acquisition (Delaware) Corporation ("Purchaser"), Republic Environmental Systems, Inc. ("Vendor"), and certain subsidiaries of Vendor are parties to a Share Purchase Agreement dated June 13, 1997 (the "Agreement").

         B. Pursuant to the Agreement, Purchaser has substantial obligations to Vendor and is delivering to Vendor two promissory notes, called the First Note and the Second Note in the Agreement (the "Notes").

         C. Execution and delivery of this Guaranty is required pursuant to Section 7.2(c)(vi) of the Agreement.

         D. Guarantor is executing and delivering this Guaranty in consideration of and as inducement for Vendor closing the transactions under the Agreement.

         E. Guarantor is the parent company of Purchaser and will derive a substantial and direct benefit from the consummation of the transactions under the Agreement.

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor agrees as follows:

         1.      GUARANTY.        Guarantor, intending to be legally bound,
hereby guarantees, absolutely and unconditionally, to Vendor the full and prompt payment of and any and all amounts (including, without limitation, Vendor's legal expenses and reasonable attorneys' fees and disbursements) payable by Purchaser under the Agreement and the Notes, and hereby further guarantees the full and timely performance and observance of all of the covenants, terms, indemnities, conditions and agreements therein provided to be performed and observed by Purchaser; and Guarantor hereby covenants and agrees to and with Vendor that if default shall at any time be made by Purchaser in the payment of any amounts due under the Agreement or the Notes, or if Purchaser should default in the performance and observance of any of the terms, covenants, agreements, indemnities and conditions contained in the Agreement or the Notes, Guarantor shall and will forthwith pay amounts and will faithfully perform, observe and fulfill all of such terms, covenants, indemnities, agreements and conditions and will forthwith pay to Vendor all damages that may arise in consequence of any default by Purchaser under the Agreement or the Notes, including, without limitation, all reasonable attorneys' fees, and disbursements incurred by Vendor or caused by any such default or the enforcement of this Guaranty.

         2.      EFFECTIVENESS.   This Guaranty is an absolute and
unconditional guaranty of payment (and not of collection) and of performance. The liability of Guarantor is co-extensive with that of Purchaser. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of: (a) the assertion or the failure to assert by Vendor against Purchaser of any of the rights or remedies reserved to Vendor pursuant to the terms, covenants and conditions of the Agreement or the Notes, or (b) by non-liability of Purchaser under the Agreement or the Notes by reason of Purchaser's insolvency or discharge in bankruptcy.

         3.      CONTINUING GUARANTY.      This Guaranty is a continuing
guaranty, and the liability of Guarantor hereunder shall in no way be affected, modified or diminished by reason of: (a) any assignment of the Agreement or the Notes, or (b) any extension of time that may be granted by Vendor to Purchaser, or (c) any consent, indulgence or other action, inaction or omission under or in respect of the Agreement or the Notes, or (d) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding affecting Purchaser, whether or not notice thereof is given to Guarantor.

         4.      BANKRUPTCY, ETC.          Should Vendor be obligated by any
bankruptcy or other law to repay to Purchaser or to Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid, this Guaranty shall be reinstated in the amount of any such repayment. Vendor shall not be required to litigate or otherwise dispute its obligations to make such repayments if Vendor, in good faith, believes that such obligation exists.

         5.      NO WAIVER.       No delay on the part of Vendor in exercising
any right, power or privilege under this Guaranty or failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver or modification of any provision of this Guaranty nor any release or termination of this Guaranty shall be effective unless in writing, signed by Vendor; nor shall any such waiver be applicable except in the specific instance for which given.

         6.      EXERCISE OF RIGHTS.       All of Vendor's rights and remedies
under the Agreement, the Notes and under this Guaranty, now or hereafter existing at law or in equity or by statute or otherwise, are intended to be distinct, separate and cumulative, and no exercise or partial exercise of any such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

         7.      PAYMENTS.        Guarantor agrees that whenever at any time or
from time to time Guarantor shall make any payment to Vendor or perform or fulfill any term, covenant or condition hereunder or under the Agreement or the Notes on account of the liability of Guarantor hereunder, Guarantor will notify Vendor in writing that such payment or performance, as the case may be, is for such purpose. No such payment or performance by Guarantor pursuant to any provision hereof shall entitle Guarantor, by subrogation or otherwise, to the rights of Vendor to any payment by Purchaser or out of the property of Purchaser, except after payment of all sums or fulfillment of all covenants, terms, conditions or agreements to be paid or performed by Purchaser.

         8.      ESTOPPEL.        Guarantor agrees that Guarantor will  at any
time and from time to time, within ten business days following written request by Vendor, execute, acknowledge and deliver to Vendor a statement certifying that this Guaranty is unmodified and in full force and effect (or if there has been any modification, that the same is in full force and effect as modified and stating such modification). Guarantor agrees that such certificate may be relied on by anyone holding or proposing to acquire any interest in Vendor.

         9.      WAIVER OF JURY TRIAL.     AS A FURTHER INDUCEMENT TO VENDOR TO
CLOSE UNDER THE AGREEMENT AND IN CONSIDERATION THEREOF, GUARANTOR COVENANTS AND AGREES THAT IN ANY ACTION OR PROCEEDING BROUGHT ON, UNDER OR BY VIRTUE OF THIS GUARANTY, GUARANTOR SHALL AND DOES HEREBY WAIVE TRIAL BY JURY.

         10.     GOVERNING LAW.   Without regard to principles of conflicts of
laws, the validity, interpretation, performance and enforcement of this Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         11. LEGAL CAPACITY. Guarantor warrants and represents to Vendor that Guarantor has the legal right and capacity to execute this Guaranty. In the event that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then Guarantor shall be deemed to be Purchaser under the Agreement and the Notes with the same force and effect as if Guarantor were expressly named as Purchaser therein.

         12. NUMBER; GENDER. All terms and words in this Guaranty, regardless of the number or gender in which they are used, shall be deemed to include any other number or any other gender as the context may require.

         13.     DEFAULT.         If Guarantor fails to pay any amount payable
under this Guaranty when due, interest on such amount shall accrue from the date such amount was due until paid at the prime rate per annum (or substitute similar rate) quoted by Citibank, N.A., plus 4% on the basis of a 360-day year for the actual number of days elapsed.

         14.     JURISDICTION; SERVICE OF PROCESS.   Guarantor irrevocably
submits to the jurisdiction of any Pennsylvania State or Federal court sitting in the Commonwealth of Pennsylvania over any suit, action or proceeding arising out of or relating to this Guaranty. Guarantor hereby agrees that Vendor shall have the option in its sole discretion to lay the venue of any such suit, action or proceeding in the courts of the Commonwealth of Pennsylvania or the United States of America for the District of Pennsylvania. Guarantor irrevocably waives to the fullest extent permitted by law any objection which Guarantor may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. Guarantor agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon Guarantor. Guarantor hereby irrevocably appoints Purchaser as authorized agent to accept, on behalf of Guarantor, service of any and all process which may be served in any suit, action or proceeding of the nature referred to above. Process may be served in any suit, action or proceeding of the nature referred to above by any method permitted by law or by registered or certified mail, postage prepaid, return receipt requested, to Purchaser. Guarantor agrees that such service shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding and shall, to the fullest extent permitted by law be taken and held to be a valid personal service upon and personal delivery to Guarantor.


         IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of the date first above written.

ATTEST:                                    PHILIP SERVICES CORP.

By                                         By
  -------------------------------            ------------------------------
  Name:                                      Name:
  Title:                                     Title:

                                                                 SCHEDULE 11.10

                   ASSIGNMENT OF SHARE PURCHASE AGREEMENT

    THIS AGREEMENT made as of the 21st day of July, 1997.

B E T W E E N:

                                PHILIP ENVIRONMENTAL (DELAWARE) INC.
                                a corporation incorporated pursuant to the laws of the State of Delaware

                                (hereinafter referred to as the "Assignor")

                                - and -

                                RESI ACQUISITION (DELAWARE)
                                CORPORATION,
                                a corporation incorporated pursuant to the laws of the State of Delaware

                                (hereinafter referred to as the "Assignee")

         WHEREAS the Assignor has entered into a Share Purchase Agreement dated June 13, 1997 as Purchaser with Republic Environmental Systems, Inc. (the "Vendor") providing for the sale by the Vendor to the Assignor of all of the issued and outstanding shares in Republic Environmental Recycling (New Jersey), Inc., Republic Environmental Systems (Technical Services Group), Inc., Republic Environmental Systems (Pennsylvania), Inc., Republic Environmental Systems (Transportation Group), Inc. and Chem-Freight, Inc., which Share Purchase Agreement is attached hereto as Schedule "A";

         AND WHEREAS, pursuant to Section 11.10 of the Share Purchase Agreement, the Assignor is entitled to assign all of its right, title and interest thereunder;

         AND WHEREAS, the Assignor wishes to assign all of its right, title and interest in the Share Purchase Agreement to the Assignee.

         NOW, THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of TWO DOLLARS ($2.00) and other good and valuable consideration and in consideration of the Assignee accepting the within assignment and assuming the Assigner's obligations thereunder, the Assignor does hereby set over, assign, transfer, release and quit claim unto the Assignee all of its right, title and interest whatsoever in and to the Share Purchase Agreement attached hereto in Schedule "A";

         TO HAVE AND TO HOLD unto the Assignee, its successors and assigns, all benefits and advantages accruing thereon under the Share Purchase Agreement.

         THE ASSIGNEE covenants that it is jointly and severally liable with the Assignor with respect to all of the representations, warranties, covenants, indemnities and agreements of the Purchaser under the Share Purchase Agreement.

         THE ASSIGNOR covenants, represents and warrants that it has full corporate power and authority to set over the aforesaid Share Purchase Agreement.

         THIS AGREEMENT shall ensure to and be binding upon the parties hereto, their respective successors and assigns.

         IN WITNESS WHEREOF this Agreement has been executed by the parties as of the date first written above.

                                        PHILIP ENVIRONMENTAL (DELAWARE), INC.



                                        Per:
                                            ------------------------------------
                                                                          ASO

                                        RESI ACQUISITION (DELAWARE) CORPORATION



                                        Per:
                                            ------------------------------------
                                                                          ASO